

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Form 10-Q for the period ended 3/31/98 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                           7,907
<INT-BEARING-DEPOSITS>                           5,163
<FED-FUNDS-SOLD>                                 7,735
<TRADING-ASSETS>                                 3,841
<INVESTMENTS-HELD-FOR-SALE>                     11,594
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         69,590
<ALLOWANCE>                                      1,408
<TOTAL-ASSETS>                                 114,804
<DEPOSITS>                                      68,170
<SHORT-TERM>                                    20,634
<LIABILITIES-OTHER>                              7,140
<LONG-TERM>                                     10,294<F1>
<COMMON>                                           320
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        190
<OTHER-SE>                                       7,496<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                 114,804
<INTEREST-LOAN>                                  1,460
<INTEREST-INVEST>                                  143
<INTEREST-OTHER>                                   261
<INTEREST-TOTAL>                                 1,864
<INTEREST-DEPOSIT>                                 558
<INTEREST-EXPENSE>                               1,003
<INTEREST-INCOME-NET>                              861
<LOAN-LOSSES>                                      179
<SECURITIES-GAINS>                                  10<F3>
<EXPENSE-OTHER>                                    848<F4>
<INCOME-PRETAX>                                    573
<INCOME-PRE-EXTRAORDINARY>                         383
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       383
<EPS-PRIMARY>                                     1.32<F5>
<EPS-DILUTED>                                     1.30
<YIELD-ACTUAL>                                    3.67
<LOANS-NON>                                        352
<LOANS-PAST>                                       253
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,408
<CHARGE-OFFS>                                      233
<RECOVERIES>                                        54
<ALLOWANCE-CLOSE>                                1,408
<ALLOWANCE-DOMESTIC>                                 0<F6>
<ALLOWANCE-FOREIGN>                                  0<F6>
<ALLOWANCE-UNALLOCATED>                              0<F6>

<F1> Guaranteed Preferred Beneficial Interest in the Corporation's Junior
     Subordinated Debt of $996 million is included in long-term debt.

<F2> Treasury stock of $2,102 million is included as a reduction of other stockholders' equity.

<F3> Investment securities gains/losses do not include the Corporation's equity
     Securities Gains which totaled $58 million.

<F4> Other expenses includes: Salaries and employee benefits of $440 million;
     net premises, and equipment expense of $115 million; and other expenses which totaled $293 million.

<F5> Primary earnings per share represent Basic earnings per share.

<F6> Items are only disclosed on an annual basis in the Corporation's Form 10-K, and are, therefore, not included in this Financial Data Schedule.

